77Q1(e)(2)

Amendment No. 2 to Management Agreement
between American Century Government Income
Trust and American Century Investment
Management, effective as of July 28, 2017 (filed electronically as Exhibit d3 to Post-Effective
Amendment No. 80 to the Registration
Statement of the Registrant on July 27, 2017,
File No. 2-99222 and incorporated herein by reference).